Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2006
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
September 30, 2006
Table of Contents
All information included in this supplemental package is unaudited, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Third Quarter 2006 Earnings Announcement	4 - 14

Supplemental Financial Data*	15 - 32
Summary Retained FFO	15
Trailing Twelve Month EBITDA and Coverage Ratios	16
Comparable NOI Growth	17
Retail Recovery Summary	18
Master Planned Communities	19-20
Capital Information	21
Changes in Total Common & Equivalent Shares	22
Common Dividend History	23
Debt Maturity and Current Average Interest Rate Summary	24
Summary of Outstanding Debt	25-32

Supplemental Operational Data	33-36
Operating Statistics & Certain Financial Information	33
Retail Portfolio GLA, Occupancy, Sales & Rent Data	34
Real Estate Net Operating Income by Geographic Area at Share	35
Lease Expiration Schedule and Lease Termination Income at Share	36

New Developments, Expansions and Re-developments	37-38
Projects over $10 million	37-38

*The supplemental financial information should be read in conjunction with the company’s third quarter 2006 earnings announcement (included as pages 4-14 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial information.

Corporate Overview

Corporate Profile
General Growth Properties (GGP) and its predecessor companies have been in the shopping center business for fifty years. It is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. GGP currently has an ownership interest in or management responsibility for a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. GGP’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.
Since going public in 1993, GGP has reported the highest per share Funds From Operations (FFO) growth in the regional mall sector at 14.5% on a compounded annualized basis. With a total market capitalization of approximately $38.2 billion, GGP has delivered strong FFO performance and dividend increases. Average occupancy at September 30, 2006 was 92.4% and sales per square foot were $450. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Senior management owns approximately 24% of the company.
Corporate Overview
The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.
Stock Listing
Common Stock
NYSE: GGP

Calendar of Events

Quarter End — Fourth Quarter 2006	December 31, 2006
Earnings Release — After the Market Close	February 12, 2007
Quarterly Conference Call — 8:00 am CST	February 13, 2007
Current Dividend
General Growth Properties, Inc. declared its fourth dividend for 2006 in the amount of $0.45 per share, payable to common stockholders of record on October 17, 2006, with payment on October 31, 2006. The current dividend represents an increase of 10% over the dividend of $0.41 per share paid for the same period last year. Consistent with prior years, GGP has completed its annual review of its dividend payment. GGP typically conducts this review in early October, prior to the fourth quarter dividend announcement. The company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public. GGP dividend increases have averaged 16% over the last five years.

Investor Relations	Transfer Agent

Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-5199	(201) 329-8660
Fax (312) 960-5475
timothy.goebel@generalgrowth.com

Debt Ratings

Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — TRCLP Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.generalgrowth.com

Ownership Structure as of September 30, 2006

Total Market Capitalization — As Measured by Stock Price (dollars in thousands)	9/30/2006

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$24,046,217
Perpetual Preferred Units	Issuer’s Earliest Redemption Date
Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.95%	4/23/2007	60,000

		65,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	N/A	26,637
Convertible Preferred Units at 7.00%	N/A	45,335
Convertible Preferred Units at 8.50%	N/A	64,777

		136,749

Other Preferred Stock		480

Total Preferred Securities			$202,229

Common Stock and Common Operating Partnership Units

Stock market value of 241.0 million shares (b) of common stock and 52.5 million shares of operating partnership common units (which are convertible into an equal number of shares of common stock) — outstanding at end of period			$13,986,415

Total Market Capitalization at end of period			$38,234,861

(a)	Excludes special improvement districts liability of $61.4 million, minority interest adjustment of $67.0 million and purchase accounting mark-to-market adjustments of $119.9 million.

(b)	Net of 0.5 million Treasury Shares.

Research Coverage
The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	David L. AuBuchon	(314) 955-5452
	Mark Hoffmeister	(314) 955-5784

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	Andrew Rosivach	(61) 2 8205 4362
(Australia)

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Ron She	(703) 312-9683

Goldman, Sachs & Co.	Dennis Maloney	(212) 902-1970
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chiang	(212) 761-6385

RBC Capital Markets	Richard C. Moore	(216) 378-7625

UBS	Scott Crowe	(212) 713-1419
	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Third Quarter Earnings Announcement
November 6, 2006

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252
General Growth Properties, Inc. Reports Third Quarter 2006
Operating Results
Chicago, Illinois, November 6, 2006 — General Growth Properties, Inc. (NYSE: GGP) announced today third quarter 2006 results. Earnings per share – diluted (EPS) were a loss of $.03 and fully diluted Funds From Operations per share (FFO) were $.65 for the third quarter of 2006. This compares to a loss of $.03 in EPS and FFO of $.71 produced by GGP for the third quarter of 2005.
“Our occupancy increased slightly over last year and demand for space remains strong,” reported John Bucksbaum, the Chief Executive Officer of GGP. “We completed the repayment of our $1.4 billion bridge loan well ahead of schedule and reduced our variable rate debt by over $2 billion. While current demand for land in Summerlin, Columbia and Fairwood has dropped, I remained committed to create substantial long-term value in our master planned communities in the years ahead.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	EPS in the third quarter of 2006 were a loss of $.03 per share, equivalent to the comparable period of 2005. Interest expense (consolidated) in 2006 was $284.3 million or $1.18 per share versus $271.2 million or $1.14 per share in 2005.

•	FFO decreased to $.65 in the third quarter of 2006 from $.71 reported in the third quarter of 2005. Total Funds From Operations for the quarter declined 7.9% to $191.8 million, from $208.3 million in the third quarter of 2005. In addition to the impact of consolidated interest expense detailed directly above, our share of interest expense for the unconsolidated properties was $47.1 million in the third quarter of 2006 as compared to $39.1 million for the equivalent period in 2005.

•	FFO Guidance for 2006 is currently estimated to be approximately $3.06 per share, which is expected to be comparable to the actual FFO reported for 2005. Included in such FFO guidance for 2006 is the increase in Master Planned Community segment full year NOI discussed below, partially offset by approximately $30 million in additional Company full year income tax expense expected for 2006 as compared to full year 2005, substantially as a result of the Master Planned Community NOI increase.

SEGMENT RESULTS
General Growth Properties, Inc. (the “Company”) presents its operations in two business segments, Retail and Other and Master Planned Communities. In 2006, we made various adjustments to amounts reported in the prior year. These adjustments included reclassing the net operating income of properties sold in 2005 to other income, reducing other income for the net operating income allocated to the minority interest partners in our consolidated joint ventures, and various other reclassifications and adjustments to conform the 2005 results to the 2006 presentation. Although such items have had, and will have, no effect on EPS previously reported for any period in 2005, FFO for the quarter and year-to-date periods ended September 30, 2005 is approximately $3 million lower than originally reported in 2005. Similar adjustments are expected to reduce previously reported FFO for the quarter ended December 31, 2005 by approximately $1 million which, when added to the revisions to the September 2005 FFO results, will yield a reduction of approximately $4 million to our previously reported full year 2005 results.
Retail and Other Segment
▪	Real estate property net operating income (NOI) for the third quarter of 2006 increased to $546.7 million, 3.1% above the $530.5 million reported for the third quarter of 2005.

▪	Revenues from consolidated properties were $667.8 million for the third quarter of 2006, an increase of 3.9% compared to $642.9 million for the same period in 2005. Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter increased 7.0% to $171.3 million, compared to $160.2 million in the third quarter of 2005.

▪	Comparable NOI from consolidated properties in the third quarter of 2006 increased by 3.9% compared to the same period last year.

Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter declined by approximately 2.1% compared to the third quarter of 2005.

▪	Total tenant sales and comparable tenant sales, both on a trailing 12 month basis at September 30, 2006, increased 5.7% and 2.5%, respectively, compared to the same period last year.

▪	Retail Center occupancy was 92.4% at September 30, 2006 as compared to 92.2% at September 30, 2005.

▪	Sales per square foot for third quarter 2006 (on a trailing 12 month basis) were $450 versus $425 in the third quarter of 2005.

▪	Average rent For consolidated properties, average rent per square foot for new/renewal leases signed during the third quarter was $34.19 versus $37.34 for 2005. For unconsolidated properties, average rent per square foot for new/renewal leases signed in the third quarter of 2006 was $39.12 versus $40.11 for 2005. Average rent for consolidated properties leases expiring in 2006 was $30.16 versus $29.63 in 2005. For unconsolidated properties, average rent for leases expiring in 2006 was $33.59 compared to $32.31 in 2005.
Master Planned Communities Segment
▪	NOI for the third quarter of 2006 for the properties in the Master Planned Communities segment was $11.4 million for consolidated properties and $5.1 million for unconsolidated properties as compared to $18.9 million and $3.2 million, respectively, in 2005. For all of 2006, we expect aggregate segment NOI of approximately $127 million which is approximately $31 million above the $96 million reported for the full year 2005, offset by related income tax expense increases.

▪	Land sale revenues for the third quarter of 2006 were approximately $47.8 million for consolidated properties and approximately $21.6 million for unconsolidated properties, compared to $79.5 million and $21.3 million, respectively, in 2005. Although land sale revenue and the sales pace has declined for the nine months ended September 30, 2006 as compared to the comparable period in 2005, we continue to expect full year land sale revenue to exceed the 2005 level based on anticipated sales and executed, but not yet closed, contracts.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.generalgrowth.com. This Webcast will take place on Tuesday, November 7, 2006, at 9:00 a.m. Eastern Time (8:00 a.m. CT, 6:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is the second largest U.S.-based publicly traded Real Estate Investment Trust (REIT) based upon market capitalization. The Company currently has ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.generalgrowth.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS (FFO)
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting

Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including our FFO guidance. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions, land sales in the Master Planned Communities, the cost and success of our development and re-development projects and our ability to successfully manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Funds From Operations (“FFO”) *
Company stockholders	$157,464	$170,067	$493,209	$509,406
Operating Partnership unitholders	34,370	38,267	107,899	116,354

Operating Partnership	$191,834	$208,334	$601,108	$625,760

FFO per share:
Company stockholders — basic	$0.65	$0.71	$2.05	$2.15
Operating Partnership — basic	0.65	0.71	2.05	2.15
Operating Partnership — diluted	0.65	0.71	2.04	2.14
Increase (decrease) in diluted FFO over comparable prior year period	(8.5)%	7.6%	(4.7)%	15.1%

Dividends
Dividends paid per share	$0.41	$0.36	$1.23	$1.08
Payout ratio (% of diluted FFO paid out)	63.1%	50.7%	60.3%	50.5%

Portfolio Results *
Real estate property net operating income:
Retail and Other:
Consolidated	$441,669	$426,019	$1,328,922	$1,255,145
Unconsolidated	105,059	104,449	320,332	299,349
Master Planned Communities:
Consolidated	11,408	18,899	57,964	46,315
Unconsolidated	5,060	3,216	15,909	15,341

Real estate property net operating income	563,196	552,583	1,723,127	1,616,150
Net property management fees and costs	(997)	3,124	8,526	1,481
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(24,801)	(14,984)	(86,327)	(63,260)
Net interest expense	(280,246)	(268,376)	(832,960)	(753,734)
Provision for income taxes	(11,225)	(14,864)	(52,120)	(28,958)
Equity in other FFO of Unconsolidated Properties	(51,089)	(44,292)	(150,668)	(126,830)
Preferred unit distributions	(4,510)	(4,431)	(13,139)	(19,675)
FFO from minority interest	1,506	(426)	4,669	586

FFO — Operating Partnership	$191,834	$208,334	$601,108	$625,760

Weighted average number of Company shares outstanding:
Basic	241,150	238,218	241,034	237,299
Diluted	241,150	238,218	241,034	238,078
Assuming full conversion of Operating Partnership units:
Basic	293,786	291,820	293,765	291,501
Diluted	294,500	292,842	294,528	292,280

*	Certain amounts within categories of real estate property net operating income and other items included in or excluded from FFO for prior periods in 2005 have been reclassified to conform to the current period presentation. Although such items have had, and will have, no effect on EPS previously reported for any period in 2005, FFO for the quarter and year-to-date periods ended September 30, 2005 is approximately $3 million lower than originally reported in 2005.

	September 30,	December 31,
Selected Balance Sheet Information	2006	2005
Cash and cash equivalents	$79,560	$102,791
Investment in real estate:
Net land, buildings and equipment	$19,509,636	$19,461,255
Developments in progress	619,371	369,520
Investment in and loans to/from Unconsolidated Real Estate Affiliates	1,321,891	1,818,097
Investment land and land held for development and sale	1,705,852	1,651,063

Net investment in real estate	$23,156,750	$23,299,935

Total assets	$24,996,428	$25,307,019

Mortgage and other property debt payable	$20,448,902	$20,418,875
Minority interest — Preferred	202,229	205,944
Minority interest — Common	361,840	430,292
Stockholders’ equity	1,683,457	1,932,918

Total capitalization (at cost)	$22,696,428	$22,988,029

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)
Fixed rate (c)	$17,207,752		5.64%	$3,608,842	5.57%
Variable rate (c)	2,992,900		6.97%	236,723	8.28%

Totals	$20,200,652	(b)	5.84%	$3,845,565	5.74%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $61.4 million, minority interest adjustment of $67.0 million and purchase accounting mark-to-market adjustment of $119.9 million.

(c)	Includes the effects of swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Minimum rents	$431,852	$421,495	$1,294,635	$1,231,992
Tenant recoveries	199,494	184,958	575,670	553,060
Overage rents	14,744	13,185	37,573	36,497
Land sales	47,768	79,457	218,023	254,864
Management and other fees	26,768	25,070	80,130	66,206
Other	25,405	21,678	78,427	67,909

Total revenues	746,031	745,843	2,284,458	2,210,528

Expenses:
Real estate taxes	57,227	49,397	166,742	155,011
Repairs and maintenance	49,122	47,234	144,939	141,483
Marketing	10,806	14,905	34,475	43,255
Other property operating costs	105,231	99,502	282,092	285,744
Land sales operations	36,360	60,558	160,059	208,549
Provision for doubtful accounts	3,762	5,806	17,081	14,167
Property management and other costs	44,522	30,011	136,466	107,903
General and administrative	5,022	3,559	11,712	10,005
Depreciation and amortization	168,624	173,472	512,342	507,098

Total expenses	480,676	484,444	1,465,908	1,473,215

Operating income	265,355	261,399	818,550	737,313

Interest income	4,027	2,844	8,717	7,288
Interest expense	(284,273)	(271,220)	(841,677)	(761,022)

Loss before income taxes and minority interest and equity in income of unconsolidated affiliates	(14,891)	(6,977)	(14,410)	(16,421)
Provision for income taxes	(11,225)	(14,864)	(52,120)	(28,958)
Minority interest	(4,181)	(3,596)	(16,043)	(23,973)
Equity in income of unconsolidated affiliates	22,136	16,916	71,613	73,251

Income (loss) from continuing operations	(8,161)	(8,521)	(10,960)	3,899
Income from discontinued operations, net of minority interest	—	1,687	—	4,984

Net income (loss) available to common stockholders	$(8,161)	$(6,834)	$(10,960)	$8,883

Basic Earnings Per Share:
Continuing operations	$(0.03)	$(0.04)	$(0.05)	$0.02
Discontinued operations	—	0.01	—	0.02

Total basic earnings (loss) per share	$(0.03)	$(0.03)	$(0.05)	$0.04

Diluted Earnings Per Share:
Continuing operations	$(0.03)	$(0.04)	$(0.05)	$0.02
Discontinued operations	—	0.01	—	0.02

Total diluted earnings (loss) per share	$(0.03)	$(0.03)	$(0.05)	$0.04

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended September 30, 2006
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$431,852	$103,028		$534,880
Tenant recoveries	199,494	47,574		247,068
Overage rents	14,744	2,438		17,182
Other, including minority interest	21,727	18,242		39,969

Total property revenues	667,817	171,282		839,099

Property operating expenses:
Real estate taxes	57,227	14,626		71,853
Repairs and maintenance	49,122	10,383		59,505
Marketing	10,806	2,788		13,594
Other property operating costs	105,231	38,077		143,308
Provision for doubtful accounts	3,762	349		4,111

Total property operating expenses	226,148	66,223		292,371

Retail and other net operating income	441,669	105,059		546,728

Master Planned Communities
Land sales	47,768	21,553		69,321
Land sales operations	(36,360)	(16,493)		(52,853)

Master Planned Communities net operating income	11,408	5,060		16,468

Real estate property net operating income	453,077	110,119		$563,196

Management and other fees	26,768	7,341
Property management and other costs	(27,765)	(1,659)
Headquarters/regional costs	(16,757)	(13,148	) (a)
General and administrative	(5,022)	(1,222)
Depreciation on non-income producing assets, including headquarters building	(3,022)	—
Interest income	4,027	4,830
Interest expense	(284,273)	(47,060)
Provision for income taxes	(11,225)	(171)
Preferred unit distributions	(4,510)	—
Other FFO from minority interest	1,506	—

FFO	132,804	59,030
Equity in FFO of Unconsolidated Properties	59,030	(59,030)

Operating Partnership FFO	$191,834	$—

	Three Months Ended September 30, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$421,495	$99,739		$521,234
Tenant recoveries	184,958	44,768		229,726
Overage rents	13,185	1,953		15,138
Other, including NOI from discontinued operations and minority interest	23,225	13,690		36,915

Total property revenues	642,863	160,150		803,013

Property operating expenses:
Real estate taxes	49,397	13,827		63,224
Repairs and maintenance	47,234	10,162		57,396
Marketing	14,905	3,146		18,051
Other property operating costs	99,502	26,751		126,253
Provision for doubtful accounts	5,806	1,815		7,621

Total property operating expenses	216,844	55,701		272,545

Retail and other net operating income	426,019	104,449		530,468

Master Planned Communities
Land sales	79,457	21,330		100,787
Land sales operations	(60,558)	(18,114)		(78,672)

Master Planned Communities net operating income	18,899	3,216		22,115

Real estate property net operating income	444,918	107,665		$552,583

Management and other fees	25,070	—
Property management and other costs	(21,946)	—
Headquarters/regional costs	(8,065)	(7,033	) (a)
General and administrative	(3,559)	(295)
Depreciation on non-income producing assets, including headquarters building	(3,360)	—
Interest income	2,844	2,189
Interest expense	(271,220)	(39,094)
Provision for income taxes	(14,864)	(59)
Preferred unit distributions	(4,431)	—
Other FFO from discontinued operations and minority interest	(426)	—

FFO	144,961	63,373
Equity in FFO of Unconsolidated Properties	63,373	(63,373)

Operating Partnership FFO	$208,334	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and Rouse Property Management, Inc.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Nine Months Ended September 30, 2006
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,294,635	$311,758		$1,606,393
Tenant recoveries	575,670	140,027		715,697
Overage rents	37,573	6,173		43,746
Other, including minority interest	66,373	59,340		125,713

Total property revenues	1,974,251	517,298		2,491,549

Property operating expenses:
Real estate taxes	166,742	44,136		210,878
Repairs and maintenance	144,939	31,381		176,320
Marketing	34,475	9,253		43,728
Other property operating costs	282,092	110,894		392,986
Provision for doubtful accounts	17,081	1,302		18,383

Total property operating expenses	645,329	196,966		842,295

Retail and other net operating income	1,328,922	320,332		1,649,254

Master Planned Communities
Land sales	218,023	60,352		278,375
Land sales operations	(160,059)	(44,443)		(204,502)

Master Planned Communities net operating income	57,964	15,909		73,873

Real estate property net operating income	1,386,886	336,241		$1,723,127

Management and other fees	80,130	9,126
Property management and other costs	(71,604)	(1,659)
Headquarters/regional costs	(64,862)	(29,986	) (a)
General and administrative	(11,712)	(2,315)
Depreciation on non-income producing assets, including headquarters building	(9,753)	—
Interest income	8,717	10,690
Interest expense	(841,677)	(135,968)
Provision for income taxes	(52,120)	(556)
Preferred unit distributions	(13,139)	—
Other FFO from minority interest	4,669	—

FFO	415,535	185,573
Equity in FFO of Unconsolidated Properties	185,573	(185,573)

Operating Partnership FFO	$601,108	$—

	Nine Months Ended September 30, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,231,992	$289,079		$1,521,071
Tenant recoveries	553,060	131,693		684,753
Overage rents	36,497	4,801		41,298
Other, including discontinued operations and minority interest	73,256	48,888		122,144

Total property revenues	1,894,805	474,461		2,369,266

Property operating expenses:
Real estate taxes	155,011	41,022		196,033
Repairs and maintenance	141,483	30,731		172,214
Marketing	43,255	10,141		53,396
Other property operating costs	285,744	89,686		375,430
Provision for doubtful accounts	14,167	3,532		17,699

Total property operating expenses	639,660	175,112		814,772

Retail and other net operating income	1,255,145	299,349		1,554,494

Master Planned Communities
Land sales	254,864	58,553		313,417
Land sales operations	(208,549)	(43,212)		(251,761)

Master Planned Communities net operating income	46,315	15,341		61,656

Real estate property net operating income	1,301,460	314,690		$1,616,150

Management and other fees	66,206	—
Property management and other costs	(64,725)	—
Headquarters/regional costs	(43,178)	(21,087	) (a)
General and administrative	(10,005)	(905)
Depreciation on non-income producing assets, including headquarters building	(10,077)	—
Interest income	7,288	3,884
Interest expense	(761,022)	(108,450)
Provision for income taxes	(28,958)	(272)
Preferred unit distributions	(19,675)	—
Other FFO from discontinued operations and minority interest	586	—

FFO	437,900	187,860
Equity in FFO of Unconsolidated Properties	187,860	(187,860)

Operating Partnership FFO	$625,760	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and Rouse Property Management, Inc.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$9,375	$2,355	$11,108	$3,358
Straight-line rent	12,496	3,265	17,638	3,826
Other property operating costs:
Non-cash ground rent expense	(1,568)	(165)	(1,492)	(226)
Real estate taxes:
Real estate tax stabilization agreement	(689)	—	(1,005)	—
Interest expense:
Mark-to-market adjustments on debt	8,327	926	10,461	(2,663)
Amortization of deferred finance costs	(5,023)	(412)	(2,129)	(408)
Debt extinguishment costs	(905)	(431)	194	(1,476)

Totals	$22,013	$5,538	$34,775	$2,411

	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$29,221	$7,260	$25,635	$12,540
Straight-line rent	36,763	8,633	40,613	5,131
Other property operating costs:
Non-cash ground rent expense	(4,236)	(594)	(5,284)	(534)
Real estate taxes:
Real estate tax stabilization agreement	(2,829)	—	(3,032)	—
Interest expense:
Mark-to-market adjustments on debt	24,785	2,834	36,860	(2,663)
Amortization of deferred finance costs	(12,604)	(1,387)	(6,866)	(1,916)
Debt extinguishment costs	(2,665)	(441)	(4,419)	(1,708)

Totals	$68,435	$16,305	$83,507	$10,850

All amounts exclude discontinued operations.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$563,196	$552,583	$1,723,127	$1,616,150
Unconsolidated Properties	(110,119)	(107,665)	(336,241)	(314,690)

Consolidated Properties	453,077	444,918	1,386,886	1,301,460
Management and other fees	26,768	25,070	80,130	66,206
Property management and other costs	(27,765)	(21,946)	(71,604)	(64,725)
Headquarters/regional costs	(16,757)	(8,065)	(64,862)	(43,178)
General and administrative	(5,022)	(3,559)	(11,712)	(10,005)
Depreciation and amortization	(168,624)	(173,472)	(512,342)	(507,098)
Discontinued operations and minority interest in NOI of Consolidated Properties	3,678	(1,547)	12,054	(5,347)

Operating Income	$265,355	$261,399	$818,550	$737,313

Reconciliation of Funds From Operations (“FFO”) to GAAP Net Income
FFO:
Company stockholders	$157,464	$170,067	$493,209	$509,406
Operating Partnership unitholders	34,370	38,267	107,899	116,354

Operating Partnership	191,834	208,334	601,108	625,760
Depreciation and amortization of capitalized real estate costs	(202,622)	(215,770)	(617,035)	(610,557)
FFO of discontinued operations and other	842	(3,051)	2,570	(10,422)
Minority interest to Operating Partnership unitholders	1,785	1,966	2,397	(882)

Income (loss) from continuing operations	(8,161)	(8,521)	(10,960)	3,899
Income from discontinued operations, net of minority interest	—	1,687	—	4,984

Net income (loss)	$(8,161)	$(6,834)	$(10,960)	$8,883

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$110,119	$107,665	$336,241	$314,690
Net property management fees and costs	5,682	—	7,467	—
Net interest expense	(42,230)	(36,905)	(125,278)	(104,566)
Headquarters, general and administrative and income taxes	(14,541)	(7,387)	(32,857)	(22,264)

FFO	59,030	63,373	185,573	187,860
Depreciation and amortization of capitalized real estate costs	(37,017)	(46,457)	(114,449)	(114,609)
Other	123	—	489	—

Equity in income of unconsolidated affiliates	$22,136	$16,916	$71,613	$73,251

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	293,786	291,820	293,765	291,501
Conversion of Operating Partnership units	(52,636)	(53,602)	(52,731)	(54,202)

Weighted average number of Company shares outstanding — GAAP EPS	241,150	238,218	241,034	237,299

Diluted:
Weighted average number of shares outstanding — FFO per share	294,500	292,842	294,528	292,280
Conversion of Operating Partnership units	(52,636)	(53,602)	(52,731)	(54,202)
Anti-dilutive common stock equivalents for GAAP EPS	(714)	(1,022)	(763)	—

Weighted average number of Company shares outstanding — GAAP EPS	241,150	238,218	241,034	238,078

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO
(dollars in thousands)

	Three Months	Year to
	Ended	Date
	9/30/2006	9/30/2006
Cash From Recurring Operations
FFO — Operating Partnership	$191,834	$601,108
Plus (Less):
Excess non-FFO cash from Master Planned Communities	(17,140)	(12,618)
Deferred income taxes	16,277	36,053
Tenant allowances and capitalized leasing costs (a)	(46,166)	(108,147)

Straight line rent adjustment (b)	(15,761)	(45,396)
Above- and below-market tenant leases, net	(11,730)	(36,481)
Non-cash ground rent expense	1,733	4,830
Real estate tax stabilization agreement	689	2,829

Mark-to-market adjustments on debt	(9,253)	(27,619)
Amortization of deferred finance costs	5,435	13,991

Debt extinguishment costs	1,336	3,106

Cash From Recurring Operations — Operating Partnership	$117,254	$431,656

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$117,254	$431,656
Less common dividends/distributions paid	(120,120)	(360,559)

Retained Funds From Recurring Operations — Operating Partnership	$(2,866)	$71,097

Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)
Straight Line Rent (b)
Non-Cash Rental Revenue Recognized Pursuant to
SFAS #141 and #142

(a)	To reflect only recurring tenant allowances, new development and redevelopment costs have been excluded. Certain amounts have been reclassified to conform to the current period presentation.

(b)	Includes impact of changes in the recognition of straight-line rent attributable to tenants with leases of less than one year.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	9/30/06	6/30/06	3/31/06	12/31/2005
Pro Rata EBITDA
GAAP Net Income	$55,709	$57,036	$85,501	$75,553
Income from Discontinued Operations, net	(6,703)	(8,390)	(10,158)	(11,687)
Income Allocated to Minority Interests	36,058	35,473	42,549	43,989
Interest Expense	1,251,663	1,239,641	1,197,150	1,164,019
Income Taxes	75,274	78,800	79,573	51,826
Amortization of Deferred Finance Costs	16,842	14,148	12,090	11,634
Debt Extinguishment Costs	3,931	3,879	8,076	6,952
Interest Income (b)	(25,887)	(22,065)	(22,042)	(17,651)
Depreciation (b)	819,459	833,171	821,149	813,397

Pro Rata EBITDA (a)	$2,226,346	$2,231,693	$2,213,888	$2,138,032

Net Interest (a)
Amortization of Deferred Finance Costs	(16,842)	(14,148)	(12,090)	(11,634)
Debt Extinguishment Costs	(3,931)	(3,879)	(8,076)	(6,952)
Interest Expense	(1,251,663)	(1,239,641)	(1,197,150)	(1,164,019)
Interest Income (b)	25,887	22,065	22,042	17,651

Net Interest	$(1,246,549)	$(1,235,603)	$(1,195,274)	$(1,164,954)

Interest Coverage Ratio	1.79	1.81	1.85	1.84

Fixed Charges (c)
Net Interest	$(1,246,549)	$(1,235,603)	$(1,195,274)	$(1,164,954)
Preferred Unit Distributions	(17,582)	(17,503)	(19,899)	(23,942)

Fixed Charges	$(1,264,131)	$(1,253,106)	$(1,215,173)	$(1,188,896)

Ratio of Fixed Charges to Pro Rata EBITDA	1.76	1.78	1.82	1.80

Fixed Charges & Common Dividend
Fixed Charges	$(1,264,131)	$(1,253,106)	$(1,215,173)	$(1,188,896)
Common Dividend/Distributions	(480,404)	(465,379)	(449,049)	(434,515)

Fixed Charges + Dividend	$(1,744,535)	$(1,718,485)	$(1,664,222)	$(1,623,411)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.28	1.30	1.33	1.32

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	2005 has been adjusted to reflect discontinued operations.

(c)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Year to Date
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Total Retail and Other NOI	$546,728	$530,468	$1,649,254	$1,554,494
NOI from noncomparable properties	(29,363)	(28,939)	(77,266)	(75,424)
Corporate and other adjustments (a)	(4,130)	(1,986)	(7,634)	(9,580)

Comparable NOI (b)	$513,235	$499,543	$1,564,354	$1,469,490

Increase in Comparable NOI from prior period	2.7%		6.5%

(a)	Represents items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-mall) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY
(dollars in thousands)

					Full Year
	3Q06	2Q06	1Q06	YTD 2006	2005
Consolidated Properties

Tenant recoveries (a)	$196,376	$188,082	$182,767	$567,225	$743,911
Recoverable operating expenses:
Real estate taxes	54,135	51,258	51,969	157,362	194,899
Repairs and maintenance	42,699	43,541	42,794	129,034	174,671
Marketing	10,863	11,683	12,187	34,733	63,744
Other property operating costs	85,977	77,005	77,260	240,242	306,033

Total recoverable operating expenses (b)	193,674	183,487	184,210	561,371	739,347

Recovery Ratio	101.4%	102.5%	99.2%	101.0%	100.6%

Unconsolidated Properties

Tenant recoveries (a)	$47,099	$45,509	$46,209	$138,817	$180,272
Recoverable operating expenses:
Real estate taxes	13,741	14,069	14,333	42,143	53,705
Repairs and maintenance	9,346	9,497	9,646	28,489	40,552
Marketing	2,860	2,975	3,469	9,304	14,705
Other property operating costs	18,835	16,664	17,141	52,640	68,861

Total recoverable operating expenses (b)	44,782	43,205	44,589	132,576	177,823

Recovery Ratio	105.2%	105.3%	103.6%	104.7%	101.4%

(a)	Excludes office tenant recoveries.

(b)	Excludes office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

	Consolidated Properties				Unconsolidated Property @ share	Company Portfolio
	Columbia	Summerlin	Houston	Total	Woodlands	Total MPC
	Operations	Operations	Operations	Consolidated	Operations	Segment
Three Months Ended

September 30, 2006
Land Sales	$14,021	$28,568	$5,179	$47,768	$21,553	$69,321
Land Sales Operations (a)	11,329	21,039	3,992	36,360	16,493	52,853

Net Operating Income	$2,692	$7,529	$1,187	$11,408	$5,060	$16,468

September 30, 2005
Land Sales	$14,992	$64,464	$—	$79,456	$21,331	$100,787
Land Sales Operations (a)	10,394	50,013	150	60,557	18,115	78,672

Net Operating Income	$4,598	$14,451	$(150)	$18,899	$3,216	$22,115

Year to Date

September 30, 2006
Land Sales	$45,830	$161,091	$11,103	$218,024	$60,351	$278,375
Land Sales Operations (a)	36,611	115,229	8,220	160,060	44,442	204,502

Net Operating Income	$9,219	$45,862	$2,883	$57,964	$15,909	$73,873

September 30, 2005
Land Sales	$62,055	$192,809	$—	$254,864	$58,553	$313,417
Land Sales Operations (a)	52,464	155,577	508	208,549	43,212	251,761

Net Operating Income	$9,591	$37,232	$(508)	$46,315	$15,341	$61,656

VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of September 30, 2006 (b)					$1,705,852
Estimated Value of Assets as of December 31, 2005 (c)					3,886,035
NET CASH FLOW GENERATED

	Year to Date	Year to Date
	9/30/2006	9/30/2005
Net Operating Income	$73,873	$61,656
Cost of Land Sales	78,826	114,483
Woodlands Operations (d)	(15,909)	(15,341)
Other Adjustments to Derive Cash Generated (e)	68,830	47,002

Total Cash Generated	205,620	207,800

Land Development Expenditures, Net of Related Financing	(144,365)	(126,093)

Estimated Net Cash Flow Generated by Master Planned Communities Segment (f)	$61,255	$81,707

(a)	Land Sales Operations expense for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of the Woodlands Operations.

(c)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of the Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in 2009 pursuant to the CSA.

(d)	Since the Woodlands partnership retains all funds, the NOI is excluded from the Estimated Net Cash Flow Generated by Master Planned Communities Segment.

(e)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow generated is net of (i.e. excludes) the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of taxable REIT subsidiaries (“TRS’s”) in the Master Planned Communities Segment. Income taxes are based on the results of the company as a whole, including taxable income/losses of these and other TRS’s.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES
(dollars in thousands)

		Lot Sales & Pricing (1)					Acreage (2)
								Remaining
							Total Gross	Saleable
		3Q06	3Q05	YTD 9/06		YTD 9/05	Acres	Acres
Columbia
Residential	- Acres Sold	—	0.2	8.8		16.6		170
	- Average Price/Acre	—	$2,092	$1,536		$1,128
Commercial	- Acres Sold	15.1	—	16.8		24.0		402
	- Average Price/Acre	$802	—	$896		$388
Columbia Acreage							18,000	572

Fairwood
Residential	- Acres Sold	—	13.8	16.3		36.0		207
	- Average Price/Acre	—	$592	$777		$637
Commercial	- Acres Sold	3.5	—	3.5		—		19
	- Average Price/Acre	$385	—	$385		—
Fairwood Acreage							1,100	226

Summerlin (3)
Residential	- Acres Sold	7.0	59.1	115.0		191.5		5,667
	- Average Price/Acre	$1,879	$914	$1,066		$879
Commercial	- Acres Sold	2.5	—	22.5		—		888
	- Average Price/Acre	$1,125	—	$251	(4)	—
Summerlin Acreage							22,500	6,555

Bridgeland
Residential	- Acres Sold	23.0	—	51.0		—		5,323
	- Average Price/Acre	$222	—	$217		—
Commercial	- Acres Sold	—	—	—		—		1,211
	- Average Price/Acre	—	—	—		—
Bridgeland Acreage							10,200	6,534

Woodlands (5)
Residential	- Acres Sold	73.1	81.2	229.7		238.8		1,882
	- Average Price/Acre	$404	$312	$369		$310
Commercial	- Acres Sold	25.7	38.2	43.7		66.7		1,219
	- Average Price/Acre	$341	$328	$375		$393
Woodlands Acreage							28,400	3,101

(1)	Average Price per Acre — This is the aggregate contract price for all parcels divided by the total acres and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Average price per acre also excludes the impact of builders’ price participation agreements, where the Company may receive and recognize as revenue additional proceeds based on the final selling price of the home. In some cases, these payments have been significant, with respect to the initial lot price. Additional timing differences between lot and reported revenues are due to financial statement revenue recognition policies. Reference is made to the Company’s Annual Report on Form 10-K which provides additional discussion of our revenue recognition policies for the Master Planned Communities. Average price per acre also excludes the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended. Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 19 of this supplemental financial information for discussion of valuation of this segment of our business.

(2)	Acreage:
Residential — Includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, ranging from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features - such as a gated communities, golf course access, and higher elevations. High density residential includes townhomes, apartments, and condos.

Commercial — Includes parcels designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, and houses of worship, and other not-for-profit entities.

Gross Acres — Encompasses all of the land located within the borders of the Master Planned Community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres — Includes only parcels that are intended for sale. Both the number of saleable acres and the mix of residential and commercial acres are subject to change over time as the Master Plan is refined and executed.

(3)	Summerlin — Excludes impact of CSA. Refer to the Company’s most recent 10K filing for more information

(4)	Summerlin Commercial YTD 2006 includes the effect of a single sale of a 19.1 acre parcel to a school at a price of $25,013 per acre.

(5)	Woodlands — Shown at 100% for context — The Company’s share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	Period Ending
	9/30/2006	12/31/2005	12/31/2004	12/31/2003
Capital Information

Closing common stock price per share	$47.65	$46.99	$36.16	$27.75
52 Week High (a)	$52.10	$48.27	$36.90	$27.89
52 Week Low (a)	$39.94	$31.38	$24.31	$16.09
Total Return — Trailing Twelve Months (share appreciation and dividend)	9.8%	34.1%	34.8%	66.0%

Common Shares and Common Units outstanding at end of period (b)	293,523,925	292,258,544	290,256,345	273,006,226

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$20,816,594	$17,293,150	$13,807,734	$5,720,545
Variable	3,229,623	6,085,638	9,173,400	2,806,803
Total Preferred Securities	202,229	205,944	403,161	495,211
Stock market value of common stock and Operating Partnership units outstanding at end of period	13,986,415	13,733,229	10,495,669	7,575,923

Total Market Capitalization at end of period	$38,234,861	$37,317,961	$33,879,964	$16,598,482

Leverage Ratio (%)	62.9%	62.6%	67.8%	51.4%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 0.5 million Treasury Shares.

(c)	Excludes special improvement districts liabilities, minority interest adjustments and purchase accounting mark-to-market adjustments.
Company Debt, Stockholders’ Equity and Preferred Equity at
September 30, 2006 (at Share)

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2005	53,061,895	239,865,045	(668,396)	292,258,544

Direct Stock Purchase and Dividend Reinvestment Plan	—	48,505	—	48,505

Employee Stock Purchase Plan	—	100,377	—	100,377

Conversion of Preferred Units to OP Units and then to Common Shares	—	224,546	—	224,546

Conversion of OP Units into Common Shares	(513,367)	513,367	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants, including Stock Option exercises satisfied from Treasury	—	643,471	263	643,734

Issuance of Stock, including from Treasury, pursuant to the Contingent Stock Agreement	—	87,495	1,727,524	1,815,019

Purchase of Treasury Stock	—	—	(1,566,800)	(1,566,800)

Common Shares and OP Units Outstanding at September 30, 2006	52,548,528	241,482,806	(507,409)	293,523,925

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at September 30, 2006				789,717

Diluted Common Shares and OP Units Outstanding at September 30, 2006				294,313,642

Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2006 (Basic)				293,765,049

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				762,604

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2006				294,527,653

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY
Dividend Growth & Yield
Compound Annual Growth Rate of Dividend: 10.0%
(a) 1993 annualized.
% of FFO Distributed (a)
(a) Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (b)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (a)		Rate (c)		Amount (a)	Rate (c)		Amount (a)	Rate (c)
2006	$3		11.45%		$53	8.36%		$56	8.53%
2007	1,080,484		5.32%		169,909	5.77%		1,250,393	5.38%
2008	1,874,204		5.64%		255,771	6.26%		2,129,975	5.72%
2009	3,024,601		5.41%		399,163	6.43%		3,423,764	5.53%
2010	3,803,848		5.15%		676,384	5.24%		4,480,232	5.17%
2011	6,753,514		6.41%		1,446,736	5.96%		8,200,250	6.33%
2012	1,114,771		5.85%		564,981	5.24%		1,679,752	5.65%
2013	1,754,192		6.12%		239,734	5.39%		1,993,926	6.03%
2014	68,055		4.97%		72,586	4.71%		140,641	4.84%
2015	199,466		5.21%		—	0.00%		199,466	5.21%
Subsequent	527,514		7.16%		20,248	7.24%		547,762	7.16%

Totals	$20,200,652	(d)	5.84%		$3,845,565	5.74%		$24,046,217	5.82%

Fixed Rate (e)	17,207,752		5.64%		3,608,842	5.57%		20,816,594	5.63%
Variable Rate (e)	2,992,900		6.97%		236,723	8.28%		3,229,623	7.07%

Totals	$20,200,652	(d)	5.84	%(f)	$3,845,565	5.74	%(f)	$24,046,217	5.82	%(f)

Average Years to Maturity
Fixed Rate Debt	5.25 years	6.38 years	5.86 years

Variable Rate Debt	8.23 years	4.81 years	7.98 years

All GGP Debt	5.69 years	6.28 years	6.14 years

(a)	Excludes principal amortization.

(b)	Reflects the company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(c)	Reflects the current variable contract rate as of September 30, 2006 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$20,200,652
Other liabilities — Special Improvement Districts	61,382
Minority interest ownership adjustment	66,977
Purchase accounting mark-to-market adjustment	119,891

GGP Consolidated GAAP debt	$20,448,902

(e)	Includes the effects of swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.
Company Portfolio Maturity Schedule by Year
(dollars in thousands)
Average Years to Maturity: 6.14 Years

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)
Debt at September 30, 2006
Company Debt at September 30, 2006 (at share)
Portfolio Interest Rate History
(a) Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
THIRD QUARTER 2006 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
June 30, 2006 Debt (a)	$18,366,207	$5,462,439	$23,828,646

New Funding:
Property Related	—	9,481	9,481

Refinancings:
Property Related	2,656,867	(1,037,834)	1,619,033
Non-Property Related	(114,777)	(1,400,000)	(1,514,777)

Interest rate SWAP activity	(27,500)	27,500	—

Revolver Borrowings	—	169,400	169,400
Other Property Related	(64,203)	(1,363)	(65,566)

Net Change	2,450,387	(2,232,816)	217,571

September 30, 2006 Debt (a)	$20,816,594	$3,229,623	$24,046,217

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liabilities, minority interest adjustments and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt Balance
CMBS
13 Affiliates (b)	11/15/07	5.55%	$868,765

Secured Asset Loans
Augusta Mall *	02/01/07	8.13%	45,470
Columbia Development *	04/01/07	7.33%	43,812
Columbia Mall *	04/01/07	7.95%	8,853
Mondawmin *	04/01/07	7.95%	16,510
White Marsh *	12/01/07	7.91%	70,073
Columbia Mall *	01/01/08	7.38%	155,711
Fashion Show	01/01/08	3.88%	368,053
Harborplace *	01/01/08	8.12%	28,058
Mall St Vincent	01/01/08	7.21%	17,331
1450 Center Crossing *	02/01/08	9.00%	4,723
1451 Center Cross and Riverspark *	02/01/08	9.00%	7,552
1551 Hillshire Dr *	02/01/08	9.19%	6,277
1645 Village Center *	02/01/08	9.19%	3,632
Provo Mall *	02/01/08	4.51%	35,771
Riverlands *	02/01/08	9.19%	2,252
Riverspark II *	02/01/08	9.00%	2,596
Spokane Valley Mall	02/01/08	4.57%	29,579
The Pines *	02/01/08	9.19%	8,245
Triangle I-IV *	02/01/08	9.00%	1,536
JP Realty/ PDC	02/09/08	6.43%	100,000
Oakwood Center	02/09/08	6.61%	95,000
Two, Three and Four Owings Mills *	04/01/08	7.81%	23,531
Phoenix Theatre *	04/01/08	8.39%	2,188
Woodlands Venture Tech IV *	06/01/08	7.00%	1,583
Animas Valley	07/11/08	3.69%	25,722
Grand Teton	07/11/08	3.69%	27,560
Mayfair	07/11/08	3.17%	186,882
Salem Center	07/11/08	3.69%	26,641
Pioneer Place *	08/01/08	6.77%	169,583
Foothills *	09/01/08	6.63%	43,546
Northtown Mall	09/01/08	6.77%	76,001
Spring Hill *	10/01/08	6.61%	81,859
Pierre Bossier *	10/11/08	6.54%	37,321
Tucson Mall	10/11/08	4.35%	123,606
Bayside	11/01/08	6.00%	55,816
Southwest Plaza *	11/01/08	6.54%	76,547
Birchwood *	11/11/08	6.72%	40,181
Mall of the Bluffs *	11/11/08	6.72%	40,181
Oakwood *	11/11/08	6.72%	53,574
Chico Mall	02/11/09	4.88%	59,542
Jordan Creek	03/01/09	4.66%	194,554
Southland	03/01/09	3.70%	85,923
Prince Kuhio	04/01/09	3.56%	40,040
JP Comm Sr. Austin Bluffs	04/09/09	4.67%	2,467
JP Comm Sr. Division Crossing	04/09/09	4.51%	5,686
JP Comm Sr. Fort Union	04/09/09	4.59%	2,968
JP Comm Sr. Halsey Crossing	04/09/09	4.61%	2,783
JP Comm Sr. Orem Plaza Center St	04/09/09	4.60%	2,653
JP Comm Sr. Orem Plaza State St	04/09/09	4.71%	1,642
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	4,109
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,881
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,513
Town East	04/11/09	3.56%	111,551
Grand Canal Shoppes	05/01/09	4.86%	412,507
Coastland *	06/01/09	6.72%	101,372
The Crossroads (MI)	06/01/09	7.53%	41,555
Woodbridge Corporation	06/01/09	4.35%	218,490
Apache *	08/01/09	7.05%	51,878

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt Balance
Secured Asset Loans Cont.
Village of Cross Keys *	08/01/09	7.04%	$11,854
Cumberland *	08/10/09	7.88%	92,169
Oakview *	10/01/09	7.82%	76,551
Baybrook *	11/01/09	6.66%	154,033
Coral Ridge *	11/01/09	6.15%	103,198
Governor’s Square *	12/01/09	7.66%	61,785
Lakeside Mall	12/01/09	4.37%	189,396
Mall St Matthews	01/01/10	4.90%	151,157
North Star	01/01/10	4.53%	243,988
Ward Centre & Ward Entertainment	01/01/10	4.40%	61,207
Park Place	01/11/10	5.24%	184,247
Visalia	01/11/10	3.88%	45,129
Lansing *	01/15/10	9.35%	26,691
Pecanland	03/01/10	4.39%	62,216
Southland	03/05/10	5.16%	113,536
Providence Place	03/11/10	5.22%	372,196
Ridgedale	04/01/10	4.96%	186,096
West Valley	04/01/10	3.52%	61,450
Pioneer Place *	04/27/10	10.01%	1,189
Peachtree	06/01/10	5.19%	93,358
Coronado	06/06/10	5.18%	175,903
La Cantera	06/06/10	5.31%	133,332
Maine	06/11/10	4.92%	225,825
Burlington	07/01/10	5.51%	31,500
Glenbrook	07/01/10	5.01%	184,883
Regency Square	07/01/10	3.68%	99,603
St. Louis Galleria	07/05/10	4.94%	247,772
Lynnhaven	07/06/10	5.18%	246,952
Boise Towne Plaza	07/09/10	4.88%	11,483
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	16,017
JP Comm Jr. Univ. Crossing	07/09/10	4.81%	11,958
Crossroads Center (MN)	08/01/10	4.88%	88,315
70 Columbia Corporate Center *	10/01/10	10.15%	20,113
Park City	10/01/10	5.29%	156,196
Staten Island *	10/01/10	6.53%	160,370
Fashion Place	10/05/10	5.41%	150,172
110 North Wacker	10/11/10	5.14%	47,386
Chapel Hills	10/11/10	5.15%	120,450
Gallery at Harborplace	12/01/10	8.00%	66,861
Rogue Valley	01/11/11	7.96%	27,274
Westlake Center	02/01/11	8.00%	67,388
Boise Towne Square	02/10/11	6.74%	73,852
10000 West Charleston *	03/01/11	7.88%	22,642
Beachwood Place	03/07/11	5.73%	248,762
Capital	04/01/11	7.52%	21,070
Eden Prairie	04/01/11	4.79%	83,749
Gateway	04/01/11	7.48%	41,293
Greenwood	04/01/11	7.47%	46,361
Mall of Louisiana	04/01/11	5.92%	238,000
Northridge Fashion *	07/01/11	7.24%	131,643
RiverTown *	07/01/11	7.57%	122,729
Willowbrook Mall	07/01/11	6.92%	165,079
Collin Creek Mall	07/10/11	6.87%	69,764
Victoria Ward	08/01/11	5.67%	157,000
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore *	09/01/11	7.25%	32,332
Eastridge (CA)	09/01/11	5.88%	170,000
Stonestown	09/01/11	5.89%	273,000
One Owings Mills *	12/01/11	8.50%	6,144
Eastridge (WY)	12/05/11	5.20%	40,868
Pine Ridge	12/05/11	5.22%	27,554

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt Balance
Secured Asset Loans Cont.
Red Cliffs	12/05/11	5.25%	$26,188
Three Rivers	12/05/11	5.23%	22,433
Hulen Mall	12/07/11	5.14%	117,989
Streets at SouthPoint	04/06/12	5.45%	250,251
Oviedo	05/05/12	5.24%	53,995
Sikes Senter	06/01/12	5.32%	63,903
Oglethorpe	07/01/12	4.99%	147,502
Valley Plaza	07/11/12	3.98%	100,880
Corporate Pointe *	09/11/12	6.83%	9,387
Grand Traverse	10/01/12	5.11%	88,852
Faneuil Hall	04/01/13	5.67%	97,511
The Meadows	05/01/13	5.57%	107,337
Oxmoor	06/01/13	6.95%	58,891
Senate Plaza	07/01/13	5.79%	12,472
The Boulevard	07/01/13	4.36%	113,582
1160/80 Town Center *	07/15/13	6.99%	10,009
Four Seasons	12/11/13	5.68%	106,737
Valley Hills	03/05/14	4.82%	59,630
Bayside Bond	07/01/14	6.00%	8,425
Paramus Park	10/01/15	4.97%	108,554
Eagle Ridge	10/11/15	5.53%	49,412
Knollwood	10/11/15	5.47%	41,500
Bellis Fair *	02/15/16	7.34%	65,956
Lakeview Square	03/01/16	5.92%	42,759
Country Hills	06/01/16	6.20%	13,963
Northgate	09/01/16	6.04%	46,500
Piedmont	09/05/16	6.14%	35,000
New Orleans Riverwalk *	01/01/17	9.95%	11,832
Baltimore Center Garage *	06/01/18	6.05%	19,237
10450 West Charleston *	01/01/19	6.84%	5,349
New Orleans Riverwalk	12/01/22	11.55%	41,000
Two Willow	12/01/22	10.08%	(39,800)
Providence Place Pilot *	07/01/28	7.76%	48,929
Provo Land Loan *	08/01/95	10.09%	2,250
Houston Land Notes *	2017-2033	6.50%	28,340

Corporate Debt
New Orleans Riverwalk *	10/19/06	11.45%	3
JP Realty Public Notes Series C *	03/11/07	7.29%	25,000
TRCLP Public Indenture *	03/13/07	8.78%	1,000
TRCLP Public Indenture *	03/22/07	8.44%	1,000
JP Realty Public Notes Series D *	03/11/08	7.29%	25,000
Mall St Matthews *	05/01/08	9.03%	265
Houston Land Note	05/05/08	4.82%	13,300
Princeton	07/01/08	3.04%	7,140
Princeton East *	07/01/08	3.00%	6,860
TRCLP Property Note *	11/30/08	6.94%	58,000
Three and Four Owings Mills *	01/01/09	12.50%	2,500
TRCLP Public Indenture *	03/15/09	3.63%	400,000
TRCLP Public Indenture *	04/30/09	8.00%	200,000
TRCLP Public Indenture *	09/15/12	7.20%	400,000
TRCLP Senior Notes *	05/01/13	6.91%	797,653
TRCLP Public Indenture *	11/26/13	5.38%	450,000

Swaps (b)
Credit Agreement Swaps	02/15/07	4.96%	425,000

Total Consolidated Fixed Rate Debt			$17,207,752

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

VARIABLE RATE
Loan	Maturity Date	Rate (a)(b)	Total Debt Balance
Secured Asset Loans
Columbia Mall Mezz *	06/01/09	7.14%	$185,000
Arizona Retail	03/01/10	7.38%	6,300

Unsecured Asset Loans
Credit Agreement Term Loan	02/24/11	6.92%	2,425,000
Credit Agreement Revolver	02/24/11	6.93%	170,400
Trust Preferred Shares	04/30/36	7.41%	206,200

Total Consolidated Variable Rate Debt			$2,992,900

Total Consolidated Debt & Swaps		5.84%	$20,200,652

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

(b)	Reflects the variable contract rate as of September 30, 2006.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt	Company ProRata Share
CMBS
13 Affiliates (b)	11/15/07	5.50%	138,635	$70,704

Secured Asset Loans
Woodlands Community	06/01/07	5.66%	1,851	972
Park Meadows *	10/01/07	7.72%	133,855	46,849
Columbiana	05/11/08	4.27%	67,829	33,914
Quail Springs	06/01/08	6.98%	40,421	20,211
Neshaminy *	07/01/08	6.76%	60,000	15,000
Woodlands Community	07/25/08	4.81%	3,858	2,025
Altamonte *	09/01/08	6.55%	110,928	55,464
Chula Vista	10/01/08	4.24%	61,721	30,860
Towson Town Center	11/10/08	6.84%	133,382	46,684
Woodlands Community	02/28/09	3.80%	300	158
Deerbrook	03/01/09	3.58%	79,713	39,856
Perimeter Shopping Center *	05/01/09	6.77%	121,901	60,951
Mizner Park	07/01/09	5.03%	60,005	30,003
Steeplegate	08/01/09	5.08%	81,450	40,725
The Parks at Arlington *	09/01/09	7.04%	143,464	71,732
Carolina Place	01/11/10	4.70%	164,640	82,320
Alderwood	07/06/10	5.03%	298,003	149,000
Christiana Mall *	08/01/10	4.61%	117,777	58,888
Water Tower Place	09/01/10	5.04%	179,638	98,801
Newgate	10/01/10	4.96%	43,012	21,506
Whalers	11/06/10	5.63%	108,811	66,770
Kenwood	12/01/10	5.58%	245,650	172,845
Newpark	02/01/11	7.58%	70,799	35,400
North Point	04/01/11	5.58%	223,639	111,819
Willowbrook *	04/01/11	6.99%	95,192	47,596
Vista Ridge *	04/11/11	6.89%	84,061	42,030
Silver City Galleria	06/10/11	4.94%	135,459	67,730
The Woodlands	06/11/11	6.02%	240,000	120,000
Austin Mall (Highland)	07/10/11	6.92%	66,981	33,491
Galleria at Tyler *	08/01/11	5.32%	250,000	125,000
Village of Merrick Park	08/06/11	6.04%	194,831	77,933
Northbrook Court *	09/01/11	7.17%	92,395	46,198
Montclair	09/11/11	5.90%	265,000	132,500
Tysons Galleria	09/11/11	5.96%	255,000	127,500
Arrowhead *	10/01/11	6.93%	80,025	13,336
First Colony *	10/01/11	5.72%	195,000	97,500
Riverchase	10/01/11	5.73%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Buckland Hills	07/01/12	5.01%	172,103	86,052
Florence	09/10/12	5.04%	100,553	70,979
Glendale Galleria	10/01/12	5.01%	394,811	197,405
Oakbrook *	10/01/12	5.12%	225,700	114,001
Stonebriar	12/11/12	5.33%	175,003	87,502
Bridgewater Commons *	01/01/13	5.27%	141,692	49,592
Pembroke	04/11/13	5.06%	136,605	68,303
West Oaks	08/01/13	5.36%	72,988	36,494
Moreno Valley	09/11/13	6.13%	88,000	44,000
Lakeland	10/01/13	5.24%	57,490	28,745
Bay City	12/01/13	5.44%	25,201	12,601
Washington Park	04/01/14	5.56%	12,623	6,312
Brass Mill	04/11/14	4.63%	132,548	66,274
CenterPointe Village *	01/01/17	6.38%	14,139	7,069
Trails Village Center *	07/10/23	8.24%	17,176	8,588
Lake Meade & Buffalo *	07/15/23	7.29%	6,308	3,154

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF SEPTEMBER 30, 2006
(dollars in thousands)

FIXED RATE
Loan	Maturity Date	Rate (a)	Total Debt	Company ProRata Share
Swaps (b)
Riverchase Swap	11/15/07	4.21%	200,000	$100,000

Total Unconsolidated Fixed Rate Debt				$3,608,842

VARIABLE RATE
Loan	Maturity Date	Rate (a)(c)	Total Debt	Company ProRata
Secured Asset Loans
Woodlands Community	10/19/06	8.36%	101	53
Clackamas *	09/09/07	6.63%	95,000	49,751
Woodlands Community *	11/01/07	8.00%	3,109	1,632
Woodlands Community *	01/01/08	8.17%	8,267	4,340
Woodlands Conference Center	02/28/08	8.19%	60,000	31,500
Superstition Springs	09/09/08	6.02%	67,500	11,250
Woodlands Community	12/19/08	6.77%	8,613	4,522
Woodlands Community *	06/01/09	6.68%	3,106	1,631
Woodlands Credit Agreement	08/29/09	7.38%	293,539	154,108
Woodlands Marriott Hotel	03/11/10	7.33%	50,000	26,250
Pinnacle Hills	01/11/11	6.87%	82,407	41,204
Brazil Aliansce *	10/01/12	14.68%	38,858	9,043
Woodlands Community	08/01/17	5.40%	2,740	1,439

Unsecured Asset Loans
Riverchase Swap (Libor)	11/15/07	5.40%	(200,000)	(100,000)

Total Unconsolidated Variable Rate Debt				$236,723

Total Unconsolidated Debt & Swaps		5.74%		$3,845,565

Total Debt & Swaps		5.82%		$24,046,217

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period except where noted (*).

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(c)	Reflects the variable contract rate as of September 30, 2006.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS & CERTAIN FINANCIAL INFORMATION (a)
AS OF SEPTEMBER 30, 2006

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)

Occupancy	92.1%	93.0%	92.4%
Trailing 12 month total tenant sales per sq. ft. (d)	$441	$469	$450
% change in total sales (d)	6.3%	4.6%	5.7%
% change in comparable sales (d)	2.5%	2.6%	2.5%
Mall and freestanding GLA (in sq. ft.)	41,795,170	18,718,792	60,513,962

CERTAIN FINANCIAL INFORMATION
Average annualized in place rent per sq. ft.	$33.64	$36.43
Average rent per sq. ft. for new/renewal leases	$34.19	$39.12
Average rent per sq. ft. for leases expiring in 2006	$30.16	$33.59
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (e)	3.9%	(2.1%)

(a)	Excludes all International operations which combined represent less than 1% of segment basis NOI.

(b)	Data is for 100% of the Mall GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-mall) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Due to tenant sales reporting timelines, data presented is as of August.

(e)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-mall) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (EXCLUDES COMMUNITY CENTERS) (a)
GLA as of September 30, 2006

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Outparcel GLA	Outparcel GLA	Total GLA
Consolidated	66,024,039	515,813	44,377,023	346,695	110,401,062
Unconsolidated	35,254,591	665,181	19,754,536	372,727	55,009,127

Company	101,278,630	559,550	64,131,559	354,318	165,410,189
% of Total	61.2%		38.8%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
9/30/2006	92.1%	93.0%	92.4%
9/30/2005	91.8%	93.1%	92.2%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (b)	91.2%	91.4%	91.3%
12/31/2002 (b)	90.5%	91.5%	91.0%
Trailing 12 Month Total Sales per Square Foot in Dollars

	Consolidated	Unconsolidated	Company
9/30/2006	$441	$469	$450
9/30/2005	414	447	425
12/31/2005	428	455	437
12/31/2004	402	427	410
12/31/2003 (b)	337	376	351
12/31/2002 (b)	329	379	355
Base Rental Rates in Dollars

	New/Renewals	Expirations	Releasing
	During Period	During Period	Spread
Consolidated
9/30/2006	$34.19	$30.16	$4.03
9/30/2005	37.34	29.63	7.71
12/31/2005	37.72	29.63	8.09
12/31/2004	33.53	25.69	7.84
12/31/2003 (b)	31.83	22.16	9.67
12/31/2002 (b)	34.11	27.35	6.76

Unconsolidated
9/30/2006	$39.12	$33.59	$5.53
9/30/2005	40.11	32.31	7.80
12/31/2005	40.48	32.31	8.17
12/31/2004	36.45	32.35	4.10
12/31/2003 (b)	34.71	31.29	3.42
12/31/2002 (b)	37.80	32.03	5.77
Average in Place Base Minimum Rent in Dollars

	Consolidated	Unconsolidated
9/30/2006	$33.64	$36.43
9/30/2005	32.62	35.96
12/31/2005	33.29	36.25
12/31/2004	32.71	35.67
12/31/2003 (b)	28.37	32.63
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
9/30/2006	12.6%	12.3%	12.5%
9/30/2005	12.3%	12.2%	12.2%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (b)	11.4%	12.4%	11.8%

(a)	Excludes all International operations which combined represent less than 1% of segment basis NOI.

(b)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

GENERAL GROWTH PROPERTIES, INC.
REAL ESTATE NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	September 30, 2006		September 30, 2005
	YTD	% of Total	YTD	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$603,129	36.6%	$544,827	35.1%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	204,482	12.4%	189,144	12.2%

South Central
Arkansas, Louisiana, Oklahoma, Texas	187,683	11.4%	168,167	10.8%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	451,002	27.3%	454,210	29.2%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	195,324	11.8%	188,566	12.1%

Corporate and Other (a)	7,634	0.5%	9,580	0.6%

TOTAL (b)	$1,649,254	100.0%	$1,554,494	100.0%

Real Estate NOI by Geographic Area at Share
for the Nine Months Ended 9/30/06

(a)	Represents items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Excludes Master Planned Communities.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF SEPTEMBER 30, 2006
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
		Square			Square
	Base Rent	Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.
2006	$29,993	993	$30.20	$11,342	318	$35.67
2007	101,359	3,356	30.20	24,083	715	33.68
2008	106,814	3,302	32.35	24,126	664	36.33
2009	117,689	3,122	37.70	22,610	579	39.05
2010	125,485	3,427	36.62	26,777	635	42.17
2011	93,092	2,556	36.42	27,486	662	41.52
2012	102,468	2,660	38.52	24,023	565	42.52
2013	79,340	1,987	39.93	23,075	590	39.11
2014	78,799	2,131	36.98	22,532	599	37.62
2015	93,157	2,486	37.47	30,551	768	39.78
Subsequent	105,294	2,913	36.15	36,597	990	36.97

Total at Share	$1,033,490	28,933	$35.72	$273,202	7,085	$38.56

All Expirations	$1,033,490	28,933	$35.72	$559,323	14,469	$38.66

Retail Lease Termination Income at Share

	Three Months Ended		Year to Date
	September 30,		September 30,
	2006	2005	2006	2005
Consolidated	$1,840	$1,846	$20,595	$11,075
Unconsolidated	1,149	380	6,834	2,390

Total Termination Income at Share	$2,989	$2,226	$27,429	$13,465

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Includes retail properties except for community centers and International operations.

(c)	Expirations at share reflect the company’s direct or indirect ownership interest in a joint venture.

New Developments, Expansions & Re-developments

GENERAL GROWTH PROPERTIES, INC.
DEVELOPMENTS & EXPANSIONS
Approved Redevelopment/Expansion Projects (over $10 million)

			Forecasted	Actual/
			Cost ($millions	Projected
Property	Description	Ownership %	at share)	Opening

Ala Moana Honolulu, HI	Nordstrom at Kapiolani and residential condominiums	100%	103.9	Q2 2008

Beachwood Mall Beachwood, OH	Relocate food court to second level and provide retail in existing food court	100%	23.9	Q1 2007

Boise Towne Square Boise, ID	Main entrance renovation and streetscape expansion, Borders, retail tenants and a restaurant	100%	13.7	Q1 2007

Carolina Place Pineville, NC	Lifestyle addition with an REI, Linens ‘N Things, Barnes & Noble and two restaurant outparcels; renovation of food court and restrooms; refurbishing of mall interior	50%	14.8	Q2 2007

Clackamas Town Center Portland, OR	Lifestyle addition including interior renovation, parking structure and theater	50%	58.5	Q4 2007

Coastland Center Naples, FL	Streetscape and interior renovation	100%	44.5	Q2 2007

Cumberland Mall Atlanta, GA	Demolish old JCPenney along with a portion of parking lot and replace with Costco, buy vacant Macy’s space and convert to a one-level lifestyle center, and mall renovation	100%	74.0	Q4 2006

First Colony Sugarland, TX	Lifestyle addition with 19 retailers and four restaurants	50%	33.6	10/18/2006

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	50%	35.1	Q4 2007

Lynnhaven Mall Virginia Beach, VA	Demolish Lord & Taylor building and develop new streetscape	100%	27.4	Q4 2007

Maine Mall South Portland, ME	Relocate Best Buy and David’s Bridal to the other side of the street and replace with a Crate & Barrel and additional retail	100%	30.6	Q3 2008

Park City Center Lancaster, PA	Interior renovation, including center court facades, addition of new facades at four major entrances, new flooring, lighting and graphics	100%	13.1	Q1 2007

Park Meadows Littleton, CO	Demolish Lord & Taylor building and develop new lifestyle village with four new restaurants	35%	29.5	Q3 2007

Red Cliffs Mall St. George, UT	Sell Wal-Mart building to Dillard’s and construct a bookstore and outparcel buildings for a lifestyle center	100%	10.5	Q3 2007

Ridgedale Center Minnetonka, MN	Interior mall renovation	100%	11.8	Q4 2007

River Falls Mall Clarksville, IN	Purchase Wal-Mart and Dillard’s buildings, and add Bass Pro Shop, five big boxes and a theater	100%	76.8	Q2 2007

River Hills Mall Mankato, MN	Relocate Scheel’s All Sports and add Barnes & Noble	100%	16.7	Q1 2007

Southwest Plaza Littleton, CO	Redevelop Dillard’s building creating two big box spaces for Steve and Barry’s and Dick’s Sporting Goods	100%	16.5	Q3 2007

Towson Town Center Towson, MD	Remerchandising and build-out of second floor	35%	21.3	Q3 2008

Victoria Ward Centers Honolulu, HI	Multi-use project that will include a significant residential component	100%	170.1	Q4 2007

GENERAL GROWTH PROPERTIES, INC.
DEVELOPMENTS & EXPANSIONS

New Projects Under Construction

		Forecasted	Actual/
		Cost ($millions	Projected
Property	Description	at share)	Opening

Gateway Overlook Columbia, MD	New development which includes shops, big box, and restaurants	59.7	Q2 2007

Lincolnshire Commons Lincolnshire, IL	Specialty center with restaurants (partially open as of September 30, 2006)	41.7	Q4 2006

Natick West Natick, MA	Expansion of existing Natick Mall to include two new anchors and 328 thousand sf of mall shop	194.0	Q3 2007

	Nouvelle at Natick — luxury condominiums	167.7	Q1 2008

Otay Ranch Chula Vista (San Diego), CA	Approximately 850 thousand sf open air lifestyle center	106.8	10/27/2006

Parke West Peoria, AZ	350 thousand sf development with a theater and restaurants	104.5	Q4 2007

Pinnacle Hills Promenade Rogers, AK	An open air hybrid center featuring Dillard’s and JCPenney department stores	78.9	10/4/2006

RiverCrossing Macon, GA	Development of a 750 thousand sf center	53.0	Q2 2008

The Shops at Fallen Timbers Maumee (Toledo), OH	1.0 million sf open air lifestyle center featuring Dillard’s, one additional department store and a cinema	140.5	Q4 2007

The Shoppes at Palazzo * Las Vegas, NV	Expansion of Venetian	600.0	Q4 2007

Vista Commons Las Vegas, NV	99 thousand sf neighborhood shopping center in Summerlin	19.3	Q2 2007

*	GGP is not responsible for the construction costs and will purchase the property upon opening. The purchase price is based on a formula described in our SEC filings on Forms 10-K and 10-Q. The $600 million is the current estimate of initial purchase at closing.
New Projects in Pre-Development

			Possible
Property	Description	Ownership %	Opening

Allentowne Allen, TX	Mixed use development on a 238 acre site	100%	Q2 2010

Bridges at Mint Hill Charlotte, NC	Development anchored by Belks and two other department stores	100%	Q2 2009

Circle T Westlake, TX	Development of a 1.3 million sf center	50%	Q2 2009

Circle T Power Center Westlake, TX	Develop a lifestyle center on a 150 acre site west of Circle T	50%	Q2 2009

Elk Grove Promenade Elk Grove, CA	1.3 million sf open air lifestyle center with retail, entertainment and big box components	100%	Q4 2008

Shops at La Cantera San Antonio, TX	Phase ll of the La Cantera project including the addition of Barnes & Noble, REI, five restaurants and a theater	75%	Q4 2008

Summerlin Centre Las Vegas, NV	1.0 million sf center located in the center of the Summerlin community that will include four department stores and a strong mix of upscale retailers	100%	Q2 2009
Developments In Progress (dollars in thousands)

Consolidated	$619,371
Unconsolidated	384,742

Total Developments In Progress at September 30, 2006	$1,004,113